Exhibit 10.5.1

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT, dated as of June     , 2004 between [                    ] (the “Pledgor”) and Novus Capital, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, pursuant to the Subscription Agreement by and among the Company, the Pledgor and the other investors named therein dated as of the date hereof (as at any time amended, modified or supplemented, the “Subscription Agreement”), the Pledgor has subscribed for              shares of Series A Convertible Preferred Stock of the Company (the “Subscription Shares”);

WHEREAS, pursuant to the Subscription Agreement, the Pledgor has agreed to purchase and make payment for the Subscription Shares from time to time as directed by the Company (the “Subscription Obligations”); and

WHEREAS, in connection with the Subscription Obligations under the Subscription Agreement and as security for all of the Secured Obligations (as defined herein) of the Pledgor hereunder, the Company is requiring that the Pledgor execute and deliver this Agreement and grant the security interest contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Company to issue the Subscription Shares to the Pledgor under the Subscription Agreement, it is agreed as follows:

Section 1. Definitions. Unless otherwise defined herein, terms defined in the Subscription Agreement are used herein as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Agreement” shall mean this Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Event of Default” shall mean the failure of the Pledgor to pay any purchase price as required under Section 2.1(a) of the Subscription Agreement and the declaration by the Board of Directors of the Company that the Pledgor is a Defaulting Stockholder under and as defined in Section 2.3(a) of the Subscription Agreement.

“Other Pledge Agreements” is defined in Section 15(f) hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2 hereof.

“Pledged Shares” shall mean the shares of the Company’s capital stock set forth on Schedule I hereto, which schedule shall be amended from time to time to reflect the Pledgor’s acquisition of any additional shares of the Company’s capital stock in any Subsequent Closing (as defined in the Subscription Agreement), any shares of Series A Convertible Preferred Stock of the Company purchased pursuant to the exercise of any warrant issued as of the date hereof to the Pledgor, and any shares of the Company’s capital stock into which such shares may therefor be converted, changed, reclassified or exchanged.

“Secured Obligations” shall have the meaning assigned to such term in Section 3 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any similar statute then in effect).

“Stockholders Agreement” shall mean the Stockholders’ Agreement, dated as of June 18, 2004, among the Company and the securityholders party thereto.

“Termination Date” shall mean the date on which all Secured Obligations have been paid in full.

Section 2. Pledge. Subject to Sections 12, 13 and 14 hereof, the Pledgor hereby pledges and grants to the Company a first priority security interest in all of the following (the “Pledged Collateral”): the Pledged Shares and the certificates representing the Pledged Shares. Subject to Section 7 hereof, dividends paid or other distributions made with respect to the Pledged Shares shall not constitute Pledged Collateral.

Section 3. Security for Company Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt performance of the Subscription Obligations, including the payment in full of any purchase price thereunder, and all reasonable costs and expenses associated with the enforcement of this Agreement by the Company (collectively, the “Secured Obligations”).

Section 4. Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by the Company pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in favor of the Company in form and substance reasonably satisfactory to the Company. The Company shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations. At such time that any of the Pledged Shares are converted into the common stock of the Company, par value $.01 per share (the “Common Stock”), pursuant to the terms of the Company’s Certificate of Incorporation, the Company shall, without the need for any further action by the Pledgor, exchange the certificate or certificates representing the Pledged Shares for a certificate or certificates for the number of shares of Common Stock into which the Pledged Shares were convertible on the date on which such conversion occurs.

Section 5. Representations and Warranties. The Pledgor represents and warrants to the Company that:

(a) The Pledgor is, and at the time of delivery of the Pledged Shares to the Company pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral free and clear of any lien or encumbrances thereon or affecting the title thereto except for any lien created by this Agreement, the Subscription Agreement or the Stockholders Agreement.

(b) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Company of its rights and the remedies pursuant to this Agreement.

(c) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, and except as the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 6. Covenants. The Pledgor covenants and agrees that until the Termination Date:

(a) Without the prior written consent of the Company, subject to Sections 12, 13 and 14, the Pledgor will not sell, assign, transfer, pledge, grant a lien with respect to or otherwise encumber any of its rights in or to the Pledged Collateral (other than liens or encumbrances imposed pursuant to this Agreement, the Subscription Agreement or the Stockholders Agreement).

(b) The Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Company from time to time may reasonably request in order to ensure to the Company the benefits of the liens in and to the Pledged Collateral intended to be created by this Agreement.

(c) The Pledgor will defend its title to the Pledged Collateral and the liens of the Company thereon against the claim of any other Person and will maintain and preserve the liens granted to the Company in the Pledged Collateral under and in accordance with this Agreement until the Termination Date.

Section 7. Company’s Rights Upon an Event of Default.

(a) So long as an Event of Default shall have occurred and be continuing hereunder, the Company (personally or through an agent) is hereby authorized and empowered, in accordance with applicable law, to transfer and register in its name the whole or any part of the Pledged Collateral, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten (10) days’ prior notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice the Pledgor agrees is commercially reasonable), but without any other previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act and to exercise any and all rights with respect to the Pledged Collateral as though the Company was the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Company as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, that the Company shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any such sale shall be made at a public or private sale at the Company’s place of business, or at any public building in the city where the Company’s place of business is located or elsewhere any other location named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Company may deem fair, and the Company may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each such sale shall be made to the highest bidder, but the Company reserves the right to reject any and all bids at such sale which, in its discretion, it shall reasonably deem inadequate. Except to the extent permitted by applicable law, demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Company.

(b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral under this Section 7, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Company, in its reasonable discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Company may, on one or more occasions and in its reasonable discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ prior notice to the Pledgor.

(c) In the event of any sales under this Section 7, the Company shall, after deducting all reasonable costs or expenses of every kind (including reasonable attorneys’ fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations then due and unpaid in accordance with the Subscription Agreement, returning the surplus, if any, to the Pledgor.

(d) If, at any time when the Company shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral under this Section 7 including, without limitation, the requirement of 10 days notice of any sale to the Pledgor, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, the Company may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Company may deem necessary or advisable, but subject to the other requirements of this Section 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Company in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 7, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 7, then the Company shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (B) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about the Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view of the distribution thereof and (D) as to such other matters as the Company may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Uniform Commercial Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(e) The Pledgor recognizes that the Company may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. The Pledgor also acknowledges any such private sale (conducted in a commercially reasonable manner for private sales) may result in prices and other terms less favorable to the seller than if such sale were a public sale made in accordance with this Section 7, and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner for such reason. The Company shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Securities Act, or under applicable state securities laws.

(f) The Pledgor agrees that following the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder in accordance with the terms hereof, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Company provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Company of any one or more of such rights, powers, or remedies. No failure or delay on the part of the Company to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Company with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Company’s right to take any action or to exercise any power or remedy hereunder, without notice (except as otherwise expressly required in this Agreement) or demand, or prejudice its rights as against the Pledgor in any respect.

(g) Without in any way limiting the provisions of this Section 7, upon the occurrence and during the continuance of an Event of Default, the Company may exercise in addition to all other rights and remedies granted to it in this Agreement and in the Subscription Agreement, all rights and remedies of a secured party under the Uniform Commercial Code.

Section 8. Application of Proceeds. So long as an Event of Default shall have occurred and be continuing, all cash proceeds received by the Company in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by the Company as follows:

(a) First, to the payment of the reasonable costs and expenses of such sale, liquidation or other realization, including reasonable compensation to the Company’s agents and counsel, and all expenses, liabilities and advances made or incurred by the Company in connection therewith;

(b) Next, to the payment of the Secured Obligations then due and unpaid; and

(c) Finally, after payment in full of all Secured Obligations then due and unpaid, to the payment to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

Section 9. Assignment. If the Company assigns the Subscription Agreement in accordance with the terms thereof, the Company may assign this Agreement to the assignee of the Subscription Agreement.

Section 10. Termination. Immediately following the Termination Date, the Company shall deliver to the Pledgor the Pledged Collateral subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the liens hereof, and any assignment required to be executed by the Company to effect such redelivery and, except as otherwise provided herein, all of the Pledgor’s obligations hereunder shall at such time terminate.

Section 11. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should the Pledgor become insolvent or make an assignment for the benefit of creditors and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, and in any such case, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12. Transferability of Capital Stock. Notwithstanding anything to the contrary contained herein, in connection with any sale or transfer of greater than fifty percent (50%) of the then outstanding capital stock of the Company in a Tag Sale, Drag Sale or Corporate Transaction (each as defined in the Stockholders Agreement), the Pledgor shall be entitled to transfer his or its, as the case may be, Series A Shares in accordance with the provisions of the Stockholders Agreement as part of any such Tag Sale, Drag Sale or Corporate Transaction to the extent that the Pledgor would otherwise be entitled to do so under the Stockholders Agreement and such shares shall no longer constitute Pledged Shares.

Section 13. Substitute Collateral. For so long as an Event of Default has not occurred, subject to the terms of the Stockholders Agreement, the Pledgor shall be entitled to transfer his or its, as the case may be, Series A Shares and such shares shall no longer constitute Pledged Shares, provided that the Pledgor pledges to the Company, prior to or concurrently with such transfer, subject to this Agreement, cash equal to the then remaining Subscription Obligations (the “Substitute Collateral”).

Section 14. Release Upon Repurchase. Notwithstanding anything to the contrary contained herein, the Pledgor shall be entitled to transfer its Pledged Shares following an Event of Default pursuant to Section 2.3 of the Subscription Agreement and, following such transfer, such shares shall no longer constitute Pledged Shares.

Section 15. Miscellaneous.

(a) The Company may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b) The Pledgor agrees to promptly reimburse the Company for actual and reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Company in connection with the enforcement of this Agreement.

(c) Neither the Company nor any of its officers, directors, employees,

agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

(d) This Agreement shall be binding upon the Pledgor and its permitted successors and assigns, and shall inure to the benefit of, and be enforceable by, the Company and its permitted successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of choice of law, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Company and by the Pledgor, provided that Schedule I hereto may be amended from time to time solely by the Company in accordance with the definition of Pledged Shares.

(e) At any time and from time to time, upon written request of the Company, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Company may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted.

(f) This Pledge Agreement is in the same form as each pledge agreement entered into as of the date hereof between the Company and each of the Investors (as defined in the Subscription Agreement) (all such pledge agreements, the “Other Pledge Agreements”). The Company shall not consent to the revision, amendment or alteration of any of the Other Pledge Agreements or waive any of its rights pursuant to any Other Pledge Agreement unless (i) the same revision, amendment, alteration or waiver of rights shall apply to this Pledge Agreement or (ii) such revision, amendment, alteration or waiver of rights will not have the effect of establishing rights or reducing obligations for any other Investor in a manner more favorable in any material respect to such Investor than the rights and obligations of the Pledgor pursuant to this Agreement.

Section 16. Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in accordance with the provisions of Section 9.3 of the Subscription Agreement.

Section 18. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

Section 20. Conflict of Terms. Except as otherwise explicitly provided in this Agreement, if any provision contained in this Agreement is in conflict with or inconsistent with any provision in the Subscription Agreement, the provision contained in the Subscription Agreement shall govern and control, to the extent of such conflict or inconsistency.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed as of the date first written above.

NOVUS CAPITAL, INC.

By:
Name:
Title:

SCHEDULE I

to the Stock Pledge Agreement

Class of Stock	Certificate No(s).	Number of Shares

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto Novus Capital, Inc., an aggregate of [                                    ] (                    ) shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Shares”), of Novus Capital, Inc., a Delaware corporation (the “Company”), represented by Certificate No.                     , and does hereby irrevocably constitute and appoint                      as attorney-in-fact to transfer the Shares in the books of the Company with full power of substitution in the premises.

Dated:                          , 2004

[ ]

By:
Name:
Title:

Witness: